Exhibit 99.1

RESHAPE LIFESCIENCES INC

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On December 17, 2018, ReShape Lifesciences Inc. (the “Company”) completed the previously announced transactions contemplated by the Asset Purchase Agreement with Apollo Endosurgery, Inc. (“Apollo”) pursuant to which the Company acquired from Apollo substantially all of the assets exclusively related to Apollo’s Lap-Band product line and Apollo acquired from the Company substantially all of the assets exclusively related to the Company’s ReShape Balloon product line. In addition, the Company agreed to pay Apollo $17 million in cash, of which $10 million was paid at the closing of the transaction, $2 million is payable on the first anniversary of the closing date, $2 million is payable on the second anniversary of the closing date, and $3 million is payable on the third anniversary of the closing date. These unaudited pro forma condensed financial statements give effect to the sale of the ReShape Balloon product line.

The unaudited pro forma condensed consolidated statements of operations of the Company for the fiscal year ended December 31, 2017 assumes the transaction had occurred on October 2, 2017. The unaudited pro forma condensed consolidated balance sheet of the Company as of September 30, 2018 assumes the transaction had occurred on September 30, 2018.

The unaudited pro forma condensed consolidated financial statements and the accompanying notes should be read in conjunction with the audited consolidated financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Form 10-K for the fiscal year ended December 31, 2017 and subsequent quarterly reports on Form 10-Q.

The unaudited pro forma condensed consolidated financial statements represent the Company’s best estimates and are provided for illustrative and informational purposes only and are not intended to represent or be indicative of what the Company’s results of operations or financial position would have been had the transaction occurred on the dates indicated. The unaudited pro forma condensed consolidated financial statements also should not be considered representative of the Company’s future results of operations or financial position.

RESHAPE LIFESCIENCES INC

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (unaudited)

For the Nine Months Ended September 30, 2018

	Historical ReShape Lifesciences	Balloon Sale(1)	Pro Forma Continuing Operations

Revenue	1,953,603	1,797,258	156,345

COGS	1,727,659	1,641,731	85,928
Research and Development	6,379,098	1,431,405	4,947,693
Selling, General and Administrative costs	20,842,388	12,465,375	8,377,013
Depreciation & Amortization	2,289,977	2,057,954	232,024
Interest Expense	(1,502)	(0)	(1,502)
Interest Income	891	(891)	1,782
Other Expense	27,323,951	13,131,726	14,192,225
Other Income	1,494	(1,500)	2,994
Total costs and expenses	58,563,956	30,725,799	27,838,157

Income before income taxes	(56,610,353)	(28,928,541)	(27,681,812)
Income tax benefit	3,121,670	1,860	3,119,810
Net Loss	(59,732,023)	(28,930,401)	(30,801,623)

(1) Represents the Company’s best estimates of revenues, expenses, assets, liabilities and stockholders’ equity attributable to the ReShape Balloon product line.

RESHAPE LIFESCIENCES INC

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (unaudited)

For the Fiscal Year Ended December 31, 2017

	Historical ReShape Lifesciences	Balloon Sale(1)	Pro Forma Continuing Operations

Revenue	1,287,154	717,994	569,160

COGS	936,386	603,110	333,276
Research and Development	5,775,098	330,883	5,444,215
Selling, General and Administrative costs	29,496,232	3,152,741	26,343,491
Depreciation & Amortization	925,464	689,420	236,044
Interest Expense	3,874	2,310	1,564
Interest Income	(1,066)	(890)	(176)
Other Expense	283,749		283,749
Other Income			—
Total costs and expenses	37,419,737	4,777,573	32,642,164

Income before income taxes	(36,132,583)	(4,059,579)	(32,073,004)
Income tax benefit	(2,314,611)	—	(2,314,611)
Net Loss	(33,817,972)	(4,059,579)	(29,758,393)

(1) Represents the Company’s best estimates of revenues, expenses, assets, liabilities and stockholders’ equity attributable to the ReShape Balloon product line.

RESHAPE LIFESCIENCES INC

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (unaudited)

As of September 30, 2018

	Historical ReShape Lifesciences	Balloon Sale(1)	Pro Forma Continuing Operations
ASSETS
Current Assets:
Cash and cash equivalents	472,873	96,016	376,857
Receivables, net	532,095	523,826	8,269
Inventory	1,057,753	732,912	324,841
Other current assets	601,115	241,874	359,241
Total Current Assets	2,663,836	1,594,628	1,069,208

Intangible assets, net	44,127,057	22,418,976	21,708,081
Goodwill			—
Property and equipment, net	181,192	142,929	38,263
Other assets	81,756	71,000	10,756
Total Assets	47,053,841	24,227,533	22,826,308

LIABILITIES and EQUITY
Current Liabilities:
Accounts payable	4,427,823	1,222,018	3,205,805
Accrued payroll and related costs	770,942	127,562	643,380
Accrued expenses and other current liabilities	3,637,714	787,714	2,850,000
Income taxes payable		(16,478)	16,478
Total current liabilities	8,836,479	2,120,816	6,715,663

Warrant Liability	74		74
Other long term liabilities	2,168,761	0	2,168,761
Total Liabilities	11,005,314	2,120,816	8,884,498

RSLS stockholders’ equity
Preferred stock	966		966
Common stock	839,335		839,335
Additional paid-in capital	427,430,206		427,430,206
Current year loss	(53,488,683)	(12,816,155)	(40,672,528)
Retained earnings/Net parent investment	(338,733,297)	34,922,872	(373,656,169)
Total RSLS stockholders’ equity	36,048,527	22,106,717	13,941,810
Total Liabilities and Equity	47,053,841	24,227,533	22,826,308

(1) Represents the Company’s best estimates of revenues, expenses, assets, liabilities and stockholders’ equity attributable to the ReShape Balloon product line.